EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement of Mutilink Technology Corporation on Form S-8 of our reports dated January 29, 2002, appearing in this Annual Report on Form 10-K of Multilink Technology Corporation for the year ended December 31, 2001.

/s/    DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 21, 2002